SUB-ITEM 77M

                              AIM INVESTMENT FUNDS

                            SECRETARY'S CERTIFICATE

         I, Ofelia M. Mayo, Assistant Secretary of AIM Investment Funds ("AIF"), a Delaware business trust, DO HEREBY CERTIFY on this date in connection with the Plan of Reorganization and Termination, dated as of March 22, 2000, (the "Agreement"), between AIM Emerging Markets Debt Fund and AIM Developing Markets Fund each a portfolio of AIF as follows:

         Attached hereto as Exhibit A is a true and correct copy of certain resolutions adopted by the Board of Trustees of AIF at meetings thereof held on March 14, 2000 and March 22, 2000, and said resolutions have not been altered, amended or rescinded, and remain in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, I have signed this Certificate as of the day of November, 2000.


                                        AIM INVESTMENT FUNDS



                                        By: /s/ Ofelia M. Mayo
                                            -----------------------------
                                                 Ofelia M. Mayo
                                                 Assistant Secretary


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                                   EXHIBIT A


Resolutions of the Board of Trustees of AIM Investment Funds adopted on behalf of AIM Developing Markets Fund and AIM Emerging Markets Debt Fund at a meeting of the Board held on March 14, 2000.

         "RESOLVED, that the Plan of Reorganization and Termination for AIM Investment Funds ("AIF"), acting on behalf of the AIM Emerging Markets Debt Fund ("Emerging Markets Debt") and the AIM Developing Markets Fund ("Developing Markets"), in substantially the form presented with these resolutions (the "Plan"), providing for the transfer of Emerging Markets Debt's assets to, and the assumption of Emerging Markets Debt's liabilities by, Developing Markets, and for the issuance of Class A shares of Developing Markets directly to the Class A shareholders of Emerging Markets Debt, for the issuance of Class B shares of Developing Markets directly to Class B shareholders of Emerging Markets Debt, and for the issuance of Class C shares of Developing Markets directly to Class C shareholders of Emerging Markets Debt, is hereby authorized, approved, and adopted in all respects, with such changes as the officers of AIF deem necessary or appropriate upon consultation with counsel to AIF;

         FURTHER RESOLVED, that pursuant to Rule 17a-8 under the Investment Company Act of 1940, the transaction contemplated by the Plan be, and it hereby is, determined to be in the best interests of each of Emerging Markets Debt and Developing Markets and their respective shareholders and that such transaction will not dilute the interests of the existing shareholders of Emerging Markets Debt and Developing Markets;

         FURTHER RESOLVED, that the Plan is determined to be advisable on the terms and conditions set forth therein;

         FURTHER RESOLVED, that the officers of AIF are hereby authorized, empowered, and directed, for and on behalf of AIF, to execute, deliver, and, subject to approval by the Emerging Markets Debt shareholders and satisfaction of other closing conditions, perform the Plan, with any such changes as such officers may deem necessary or appropriate upon consultation with counsel to AIF;

         FURTHER RESOLVED, that the vote of shareholders of Emerging Markets Debt be solicited for a Special Meeting of Shareholders for the purposes of approving the Plan and the reorganization contemplated thereby;

         FURTHER RESOLVED, that this Board hereby recommends that the shareholders of Emerging Markets Debt approve the Plan and the transactions contemplated thereby at such meeting;

         FURTHER RESOLVED, that the officers of AIF are hereby authorized, empowered, and directed, for and on behalf of AIF, to prepare and file with the Securities and Exchange Commission a Registration Statement on Form N-14, including a combined proxy statement and prospectus of Developing Markets ("Combined Proxy Statement/Prospectus"), and exhibits thereto, with such changes therein as such officers deem necessary or appropriate;
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         FURTHER RESOLVED, that, promptly following finalization of the
         Combined Proxy Statement/Prospectus and form of proxy, such documents shall be mailed to the Emerging Markets Debt shareholders of record on the record date;

         FURTHER RESOLVED, that, in connection with the Special Meeting of Shareholders, the officers of AIF are hereby authorized, empowered and directed to solicit proxies from the Emerging Markets Debt shareholders to be voted for approval of the Plan and the reorganization contemplated thereby;

         FURTHER RESOLVED, that in accordance with the terms of the Plan, all of the assets and liabilities of Emerging Markets Debt shall be transferred to Developing Markets in consideration of the issuance of shares of beneficial interest ("AIF Shares") to the shareholders of Emerging Markets Debt representing interests in Developing Markets;

         FURTHER RESOLVED, that the AIF Shares issued to Emerging Markets Debt Class A shareholders shall be Class A shares of Developing Markets, the AIF Shares issued to Emerging Markets Debt Class B shareholders shall be Class B shares of Developing Markets, and the AIF Shares issued to Emerging Markets Debt Class C shareholders shall be Class C shares of Developing Markets;

         FURTHER RESOLVED, that the value of each of the AIF Shares to be issued upon receipt of Emerging Markets Debt's assets shall be the net asset value per share of Developing Markets next determined, in accordance with Developing Market's prospectus then in effect after receipt of Emerging Markets Debt's assets; FURTHER RESOLVED, that, upon issuance of AIF Shares to Emerging Markets Debt's shareholders after receipt of Emerging Markets Debt's assets, AIF Shares issued to Emerging Markets Debt's shareholders shall be validly issued, fully paid, and nonassessable;

         FURTHER RESOLVED, that promptly following the reorganization contemplated by the Plan, AIF shall terminate its Emerging Markets Debt series under applicable state laws;

         FURTHER RESOLVED, that pursuant to the Bylaws of AIF, the Special Meeting of Shareholders be, and it hereby is, called and shall be held on or about May 31, 2000, at 3:00 p.m. in the offices of AIF, 11 Greenway Plaza, Suite 100, Houston, Texas for the following purposes:

         Approving the Plan and the reorganization contemplated thereby; and

         The transaction of such other business as may properly come before the meeting;

         FURTHER RESOLVED, that the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting of Shareholders be, and it hereby is, fixed as of the close of business on April 3, 2000,

         FURTHER RESOLVED, that each of Mr. Robert H. Graham and Mr. Gary T. Crum be, and he hereby is, appointed as a proxy with full power of substitution to vote the shares of the shareholders who return proxy cards to them in accordance with the terms of such cards;
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         FURTHER RESOLVED, that representatives of Shareholder Communications
         Corporation ('SCC") be, and they hereby are, appointed as Inspectors of Election in connection with the Special Meeting of Shareholders;

         FURTHER RESOLVED, that SCC is hereby retained to solicit proxies from the Emerging Markets Debt shareholders in connection with the Special Meeting of Shareholders pursuant to the terms, prices, and conditions negotiated by the officers of AIF who are authorized, empowered, and directed to agree to such terms and conditions; and

         FURTHER RESOLVED, that the officers of AIF are hereby authorized, empowered, and directed to take any other such action and to prepare, execute, and deliver such other documents as they deem necessary or appropriate to effect the intent and accomplish the purposes of the foregoing resolutions."

Resolutions of the Board of Trustees of AIM Investment Funds adopted on behalf of AIM Developing Markets Fund and AIM Emerging Markets Debt Fund at a meeting of the Board held on March 22, 2000.

         "FURTHER RESOLVED, that all resolutions previously proposed and adopted at the March 14, 2000 meeting of the Board of Trustees regarding the reorganizations involving AIM Basic Value Fund, AIM Global Government Income Fund, AIM Global Growth & Income Fund, AIM New Pacific Growth Fund and AIM Emerging Markets Debt Fund as described at the March 14, 2000 meeting be, and they hereby are, unconditionally reapproved and confirmed in all respects."